                                                                       EXHIBIT B
                        EXECUTIVE OFFICERS AND DIRECTORS
                                       OF
                                 FORTIS AG S.A.

     The names of the directors and the names and titles of the executive officers of Fortis AG ("Fortis AG") and their business addresses, principal occupations and citizenship are set forth below.

                                            Present Position With                                           Country
   Name, Business Address                         Fortis AG              Present Principal Occupation   of Citizenship
   ----------------------                   ----------------------       ----------------------------   --------------
 Maurice Lippens                         Chairman and Managing           Chairman and Managing          Belgium
 c/o Fortis AG                           Director                        Director of Fortis AG.
 Boulevard Emile Jacqmain 53
 1000 Brussels
 Belgium

 Viscount Etienne Davignon               Vice Chairman and Director      Chairman of Societe Generale   Belgium
 c/o Societe Generale de Belgique                                        de Belgique.
 Rue Royale 30
 1000 Brussels
 Belgium

 Valere Croes                            Managing Director               Managing Director of Fortis    Belgium
 c/o Fortis/Fortis AG                                                    AG.
 Boulevard Emile Jacqmain 53
 1000 Brussels
 Belgium

 Frank Arts                              Director                        Investment Manager of          Belgium
 c/o Janssen Pharmaceutica                                               Janssen Pharmaceutica.
 Turnhoutseweg 30
 2340 Beerse, Belgium

 Philippe Bodson                         Director                        Managing Director of           Belgium
 c/o Tractebel                                                           Tractebel.
 Place du Trone 1
 1000 Brussels, Belgium

 Count Michel de Broqueville             Director                        Senior Officer of COBAC        Belgium
 c/o COBAC                                                               (Compagnie Belge
 Rue Montoyer 15                                                         d'Assurance-Credit).
 1040 Brussels
 Belgium

 Viscount Jean de Jonghe d'Ardoye        Director                        Investor.                      Belgium
 Den Booien 43 1500 Halle
 Belgium

 Philippe Speeckaert                     Director                        Certified Public Accountant.   Belgium
 Welriekendedreef 29
 3090 Overijse
 Belgium

                              Page 10 of 88 Pages

 Bernard t'Serstevens                    Director                        Investor.                      Belgium
 Metsterenweg 135
 Chateau de Mielen Metsieren
 3800 Sint-Truiden
 Belgium

 Klaus Wendel                            Director                        Director of Societe Generale   The
 c/o Societe Generale de Belgique                                        de Belgique.                   Netherlands
 Rue Royale 30
 1000 Brussels
 Belgium

 Piet Van Waeyenberge                    Director                        Chairman of Asphales, S.A.;    Belgium
 c/o Asphales                                                            Chairman of V.E.V. (Vlaams
 Eikelenbergstraat 20                                                    Economisch Verbond - Flemish
 1710 Dilbeek                                                            Economic Association, a body
 Belgium                                                                 of Flemish Executives);
                                                                         Chairman of De Eik and
                                                                         Ecoval (family-owned Food
                                                                         Trading Companies).

 Yasuyuki Wakahara                       Director                        Executive Director of Asahi;   Japan
 c/o Asahi Mutual Life Insurance                                         President of Asahi Mutual
 Company                                                                 Life Insurance Company.
 7-3, Nishi-Shinjuku 1-Chome
 Skinjuku-ku
 Tokyo, 163-91, Japan

 Henjo J. Hielkema                       Director                        Chairman of Executive Board    The
 c/o Fortis AMEV NV                                                      of Fortis Nederland NV;        Netherlands
 Archimedeslaan 6                                                        Member of Executive Board of
 3584 BA Utrecht                                                         Fortis AMEV NV.
 The Netherlands

 Philippe Liotier                        Director                        Managing Director of           France
 c/o Societe Generale de Belgique                                        Societe- Generale de
 Rue Royale, 30                                                          Belgique.
 1000 Brussels
 Belgium

 Ernesto Jutzi                           Director                        Director of Compagnie          Switzerland
 Speerstrasse 23                                                         Suisse de Reassurances.
 CH-8832 Wilen Wollerau
 Switzerland

 Georges Valckenaere *                   Director                        Chief Executive Officer,       Belgium
 c/o Fortis AG                                                           Fortis International.
 Boulevard Emile Jacqmain 53
 1000 Brussels
 Belgium


                              Page 11 of 88 Pages

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
 Michel van Pee                          Director                        Corporate Development          Belgium
 c/o Fortis AG                                                           and Control Division,
 Boulevard Emile Jacqmain 53                                             Fortis AG.
 1000 Brussels
 Belgium


                              Page 12 of 88 Pages